UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
July 27, 2006
Date of Report: (Date of earliest event reported)
CA, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-9247	13-2857434

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One CA Plaza, Islandia, New York		11749

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (631) 342-6000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry of a Material Definitive Agreement.
1. Employment Agreement Matters
     Effective as of July 31, 2006, the Company entered into a new employment agreement (the “Handal Agreement”) with Kenneth V. Handal, whereby he will continue in his roles as an executive vice president, general counsel and corporate secretary. The Handal Agreement covers Mr. Handal’s employment for the one-year period beginning on July 31, 2006.
     Mr. Handal’s annual base salary is $500,000 (payable in cash). With respect to the fiscal year ending March 31, 2007, Mr. Handal is also eligible to receive a target annual cash bonus of $600,000 subject to the terms and conditions of the Company’s Annual Performance Bonus program. He is also eligible for a target long-term bonus of $2,000,000 for the performance period commencing on April 1, 2006, subject to the terms and conditions of the Long-Term Performance Bonus program.
     Mr. Handal will continue to be eligible to participate in all pension, welfare and benefit plans made available to other senior employees of the Company. Additionally, for as long as Mr. Handal resides in New York City, he will be provided with a stipend of not less than $5,000 per month for transportation to and from the Company’s offices from his residence in the metropolitan New York area.
     If Mr. Handal resigns for “good reason” or is terminated by the Company without “cause”, other than on account of death or “disability” (all as defined in the Handal Agreement), subject to his execution and delivery of a valid and effective release and waiver, the Company will pay him a lump sum cash amount equal to his annual base salary.
     The foregoing description of the Handal Agreement does not purport to be complete and is qualified in its entirety by reference to such Agreement (including any schedules and exhibits hereto), a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.
2. Employment Agreement Matters
     Please see description under Item 5.02 below.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On July 27, 2006, the Board of Directors appointed Nancy Cooper executive vice president and chief financial officer of the Company, effective on her first day of employment, on or around August 15, 2006. Ms. Cooper, 52 years old, was formerly senior vice president and chief financial officer of IMS Health Incorporated, the world’s leading provider of market intelligence to the pharmaceutical and healthcare industries. Her responsibilities at IMS Health included finance and accounting, treasury, investor relations, human resources and business development. Prior to joining IMS Health, Ms. Cooper was the chief financial officer of Reciprocal, Inc., a leading digital rights management and consulting firm whose clients included McGraw Hill, Sony, Time Warner and Reuters. In addition, Cooper served as the chief financial officer of Pitney Bowes Credit Corporation, an international credit company. Ms. Cooper holds a bachelor of arts degree in economics and political science from Bucknell University and an MBA from the Harvard Graduate School of Business Administration. Ms. Cooper also serves as a member of the board of directors for R.H. Donnelley, Inc.
     Once Ms. Cooper’s appointment becomes effective, she will replace Robert Cirabisi as the Company’s chief financial officer. Mr. Cirabisi will remain the Company’s corporate controller and principal accounting officer.
     In connection with her appointment, on August 1, 2006, the Company entered into an employment agreement (the “Cooper Agreement”) with Ms. Cooper. Under the Cooper Agreement, Ms. Cooper is designated as an executive vice president and chief financial officer of the Company, effective on her first day of employment, on or around August 15, 2006. The initial term of employment extends until August 31, 2009, unless terminated earlier in accordance with the Agreement. Beginning on August 31, 2009 and each August 31 thereafter, Ms. Cooper’s employment period will automatically extend one year unless either the Company or Ms. Cooper gives at least 60 days’ advance written notice of non-extension.
     Under the terms of the Cooper Agreement, Ms. Cooper will receive a $250,000 sign-on bonus, which she is required to immediately repay to the Company if she is terminated for “cause” or resigns without “good reason” (all as defined in the Cooper Agreement) at any time during her first year of employment.
     Ms. Cooper’s annual base salary will be $500,000. With respect to the fiscal year ending March 31, 2007, Ms. Cooper also will be eligible to receive a target annual cash bonus of $500,000 subject to the terms and conditions of the Company’s Annual Performance Bonus program. She is also eligible for a target long-term bonus of $1,500,000 for the performance period commencing on April 1, 2006, subject to the terms and conditions of the Long-Term Performance Bonus program. Additionally, Ms. Cooper was approved as a Schedule A (2.99 times) participant in the Company’s Change in Control Severance Policy, effective with the commencement of her employment.
     Ms. Cooper will be granted 50,000 restricted shares of the Company’s common stock subject to restrictions on transferability set by the Company pursuant and subject to the Company’s 2002 Incentive Plan and the applicable grant agreement. Restrictions on the restricted shares will lapse in three approximately equal annual installments commencing on the first anniversary of the date of the grant. Additionally, to compensate Ms. Cooper for certain pension benefits that she would be forfeiting with her prior employer, $500,000 will be notionally credited to a deferred compensation account maintained by the Company for Ms. Cooper’s benefit within four months of her date of hire. Ms. Cooper will vest in the deferred compensation account on the first anniversary of her employment.
     Ms. Cooper will be eligible to participate in all pension, welfare and benefit plans made available to other senior employees of the Company. She will also be provided with corporate housing in accordance with Company policy for at least 12 months following the date of employment.
     If Ms. Cooper resigns for “good reason” or is terminated by the Company without “cause”, other than on account of death or “disability” (all as defined in the Cooper Agreement), subject to her execution and delivery of a valid and effective release and waiver, the Company will pay her a lump sum cash amount equal to her annual base salary.
     The foregoing description of the Cooper Agreement does not purport to be complete and is qualified in its entirety by reference to such Agreement (including any schedules and exhibits hereto), a copy of which is filed as Exhibit 10.2 hereto and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit 10.1	Employment Agreement, dated as of July 31, 2006, between CA, Inc. and Kenneth V. Handal.

Exhibit 10.2	Employment Agreement, dated as of August 1, 2006, between CA, Inc. and Nancy Cooper.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CA, Inc.
Dated: August 2, 2006	By:	/s/ Kenneth V. Handal
Kenneth V. Handal
Executive Vice President, General Counsel and Corporate Secretary